CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                                 TOY BIZ, INC.


                  Toy Biz, Inc., a corporation (the "Corporation") organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  1. The present name of the Corporation is Toy Biz, Inc.

                  2.  The  Restated   Certificate   of   Incorporation   of  the
Corporation is hereby amended by striking out paragraph 7.2 of Article Seven thereof and by substituting in lieu of said paragraph the following new paragraph 7.2 of Article Seven:

                  "7.2 The number of directors which shall constitute the entire Board of Directors shall be twelve."

                  3. The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 222 and 242 of the GCL.


                  IN WITNESS WHEREOF, the Corporation has caused this Amendment of the Restated Certificate of Incorporation to be duly executed and acknowledged, this 10th day of June, 1996.



                                           /s/ Joseph M. Ahearn
                                         --------------------------------------
                                   Name:           Joseph M. Ahearn
                                   Title:          President and
                                                   Chief Executive Officer